Exhibit 21.1 Subsidiaries of the Registrant

Name of Subsidiary                         State of Incorporation     Name Under Which Subsidiary Is Doing Business
------------------                         ----------------------     ---------------------------------------------


Isis Tele-Communications, Inc.                     Delaware           Isis Tele-Communications, Inc.

Communications Information Services, Inc.          Florida            Communications Information Services, Inc









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